SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

STRYKER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Stryker Corporation disclosed today that Tax Fees paid to Ernst & Young LLP in 2014 included in the table under the caption “Fees and Services” on page 36 of the Proxy Statement for its annual meeting of shareholders to be held on April 29, 2015 consisted of $635,000 for tax compliance services and $7,030,000 for tax advice and tax planning services.
The Proxy Statement has been filed with the Securities and Exchange Commission. Shareholders are urged to read the Proxy Statement carefully because it contains important information about Stryker and its annual meeting of shareholders. Shareholders are able to obtain a copy of the Proxy Statement and other documents containing information about Stryker, free of charge, at the SEC’s web site at www.sec.gov. In addition, copies of the Proxy Statement are available free of charge at www.proxymaterials.stryker.com and may also be obtained by writing Stryker’s investor relations department at Stryker Corporation, 2825 Airview Boulevard Kalamazoo, MI 49002.